Exhibit 99.2

ProPhase Labs Engages Industry Expert to Advise on Possible Acquisition of CLIA Accredited Labs
Certified for COVID-19 and Other Testing

Company Enters into Consulting Agreement and Amended and Restated Promissory Note and Security Agreement with Predictive Laboratories, Inc. to Further These Plans

DOYLESTOWN, Pennsylvania, September 30, 2020 – ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, today announced its intention to explore the acquisition of one or more CLIA (Clinical Laboratory Improvement Amendment) accredited labs suitable for COVID-19 and other testing.

To assist with this process, the Company has entered into a Consulting Agreement with industry expert Predictive Laboratories, Inc. (“Predictive Labs”), pursuant to which Predictive Labs has agreed to provide certain consulting and other services to the Company, including its assistance in: (i) identifying and introducing the Company to new opportunities in the medical technology and testing fields; (ii) assisting and advising the Company in acquiring one or more CLIA accredited labs suitable for COVID-19 and other testing; (iii) obtaining new business for any such labs acquired by the Company; (iv) equipping and staffing such labs; (v) advising and assisting in the operation of such labs; and (vi) assisting the Company in validating and obtaining certification of such labs.

The Company has also entered into an Amended and Restated Promissory Note and Security Agreement (the “New Note”) with Predictive Labs, pursuant to which the Company has loaned to Predictive Labs $3.0 million (inclusive of $1.0 million in the aggregate previously loaned to Predictive Labs in July 2020 by the Company).

All compensation that may be earned by Predictive Labs under the Consulting Agreement is milestone-based and will first be applied to the acceleration and prepayment of all sums due to the Company, including but not limited to sums due pursuant to the New Note.

“While there can be no assurances that we will consummate an acquisition, I look forward to working with Predictive Labs and believe that their robust industry expertise in building and operating CAP (College of American Pathologists) and CLIA (Clinical Laboratory Improvement Amendment) accredited laboratories will prove invaluable as we evaluate opportunities in this space. We look forward to working closely with their team to pursue these exciting new business opportunities, working to create sustainable value for our shareholders over the long-term.”

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a manufacturing and marketing company with deep experience with OTC consumer healthcare products and dietary supplements. The Company is engaged in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products and dietary supplements in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand.

In addition, the Company also continues to actively pursue acquisition opportunities for other companies, businesses, technologies and products inside and outside the consumer products industry. For more information visit us at www.ProPhaseLabs.com.

About Predictive Laboratories, Inc.

Predictive Laboratories, Inc., a wholly owned molecular and genetic diagnostics company and subsidiary of Predictive Technology Group, Inc. (OTC: PRED), is focused on hard-to-detect diseases. The laboratory is equipped with state-of-the-art equipment for any next-generation sequencing experiments including whole exome sequencing, gene and genetic marker panels, and low-pass whole genome analysis of embryos for aneuploidies-predictivelabs.com.

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s potential acquisition of one or more CLIA labs and milestone payments that may become due under the Consulting Agreement. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Relations:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

(949) 491-8235

PRPH@mzgroup.us

www.mzgroup.us